EXHIBIT 99.1



              SPECIALIZED HEALTH REPORTS RECORD FOURTH QUARTER AND
                             FULL YEAR 2004 RESULTS

            o Annual revenues increase 60% to a record $5.8 million
    o Company reduces net loss by 89% to $(0.01) per diluted share for 2004
        o Fourth Quarter net income, excluding certain non-cash charges, improves to $207,000


Bountiful, Utah - March 9, 2005 - Specialized Health Products International, Inc. (OTCBB: SHPI), a leader in the design and development of medical safety devices, today reported consolidated financial results for the fourth quarter and fiscal year ended December 31, 2004.

Fourth quarter highlights include:

         o Total Revenue increases 41% compared to the same period last year
         o        Sales of manufactured products increase 68%
         o        Gross profit margin expands to 85%
         o Net income, excluding amortization of deferred compensation and finance cost (non-cash charges), improves to $207,000 compared to a loss of $192,000 in Q4 2003, which excludes an accrual for patent litigation expense.

Year-Ended 2004 highlights include:

         o        Total Revenue increases 60% compared to the previous year
         o        Sales of manufactured products increase over 90%
         o        Gross profit margin for the year equals 81%
         o Net loss, excluding amortization of deferred compensation and finance cost, is reduced to $66,000 from a loss of $1.8 million in 2003, which excludes an accrual for patent litigation expense.

Revenues for the fourth quarter of 2004 were $1.7 million, an increase of 41% from the $1.2 million recorded in the same period last year. Excluding amortization of deferred compensation and finance cost, net income for the quarter was $207,000 compared to a net loss of $192,000 for the fourth quarter of 2003, excluding an accrual for patent litigation expense. Including amortization of $247,000 in deferred stock based compensation expense and $21,000 in finance costs (non-cash charges), reported net loss for the fourth quarter of 2004 was reduced to $61,000, or breakeven on an earnings per diluted share basis, compared to a loss of $1.5 million, or $(0.08) per diluted share, for the same period last year, which includes a $1.3 million accrual for patent litigation expense.

The Company's revenues for the year-ended December 31, 2004 increased 60% to a record $5.8 million, compared to $3.6 million in 2003. Excluding amortization of deferred compensation and finance cost, net loss for full year 2004 was $66,000, or breakeven on a per diluted share basis, compared to a net loss of $1.8 million, or $(0.10) per diluted share, in 2003, excluding an accrual for patent litigation expense. Reported net loss for the year-ended December 31, 2004, including the aforementioned non-cash charges of $277,000, was reduced to $344,000, or $(0.01) per diluted share, compared to a loss of $3.1 million, or $(0.17) per diluted share, in 2003, which includes a $1.3 million accrual for patent litigation expense in 2003.

"Fiscal year 2004 was a turning point for SHPI, as we significantly improved our revenue stream, expanded our product portfolio and established a platform for profitable growth," commented Jeff Soinski, President and Chief Executive Officer. "During the year, we focused on delivering value to our customers and shareholders and are pleased with our progress. Our improved top-line results were driven by extending our sales reach and securing new customer accounts for our leading safety needle products. Meanwhile, our operating losses were significantly reduced due to our ability to maintain strong gross margins, expand market penetration and implement company-wide cost discipline."

Mr. Soinski continued, "SHPI's strategy is to develop core intellectual property platforms, such as our FlexLoc(R) technology, that will enable us to bring multiple new proprietary medical devices to market. Our SecureLoc(TM) technology, which utilizes an integral safety capsule for a wide range of long needle and catheter introducer applications, is the latest example of this effort. We currently have SecureLoc(TM) development programs underway with Tyco Healthcare for safety bone biopsy needles and BD for safety-engineered spinal and epidural needles. We are also in the manufacturing scale-up stage for our own SecureLoc(TM) safety introducer needle product line, which will be the first commercial application of this innovative new technology. We have made rapid progress in bringing this new product line to market, and have recently received 510(k) clearance from the FDA in advance of an anticipated second quarter 2005 U.S. launch."

"With an expanding portfolio of marketed products and a robust pipeline of new products, we are enthusiastic about our current and future opportunities in the safety medical device market," concluded Mr. Soinski. "We will continue to invest in research and development as we expand our portfolio of breakthrough products in 2005 and beyond. In addition, we will continue to strengthen our relationships with leading manufacturers and marketers in the disposable medical products industry and increase market penetration of our own branded products. We expect revenue and net income to continue to improve in 2005, and expect to achieve profitability in 2005 before non-cash stock based compensation expense."

SHPI will conduct a conference call to discuss fourth quarter and full year 2004 financial results on Thursday, March 10, 2005, at 4:30 p.m. EST. Investors can participate in the conference call live by dialing (800) 553-0358 in the U.S. and (612) 332-0932 internationally. In addition, the call will be broadcast live over the Internet hosted at www.shpi.com under "Webcast" and will be archived online within one hour after completion of the call. A replay of the call will be available for one week after the event by dialing (800) 475-6701 in the U.S. and (320) 365-3844 internationally and entering access code: 772769.

About Specialized Health Products International, Inc.

SHPI is a leading developer, manufacturer and marketer of proprietary disposable medical devices for clinician and patient safety. Our innovative safety devices are designed to maximize the efficiency and quality of healthcare, while minimizing the risk of accidental needlesticks. Through proprietary design and manufacturing processes, we have developed multiple products based upon two primary patented technology platforms, FlexLoc(R) and SecureLocTM, which apply to virtually all medical needles used today. We manufacture and market certain products, including LiftLoc(R) Safety Infusion Set, under our own label. We license or supply other products to leading manufacturers and marketers in the global disposable medical product industry. For more information about SHPI, visit our web site at www.shpi.com

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic conditions, risks in product and technology development, the effect of the Company's accounting policies and other risk factors detailed in the Company's SEC filings. These factors and others could cause operating results to vary significantly from those in prior periods and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included on certain forms the Company files with the Securities and Exchange Commission.

Contacts:
Specialized Health Products International, Inc.
Paul S. Evans
Tel: 801-298-3360
pevans@shpi.com

Integrated Corporate Relations, Inc.
John Mills
Tel: 310-395-2215
jmills@icr-online.com
Website:  www.shpi.com

                                      # # #

                            (Financial Tables Follow)

                         SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003

                                      -------------------------------            -----------------------------
                                            Quarters Ended                               Years Ended
                                      -------------------------------            -----------------------------
Revenue:                                 12/31/2004       12/31/2003               12/31/2004      12/31/2003
                                      -------------- ----------------            ------------- ---------------
   Product sales and royalties          $ 1,286,702      $   995,737              $ 4,361,052     $ 2,768,570
   Technology fees and license
     revenues                               298,906          198,885                  895,624         778,124
   Development fees and related
     services                               116,963            9,984                  508,602          59,880
Total revenue                             1,702,571        1,204,606                5,765,278       3,606,574
Cost of sales                               261,448          243,858                1,082,131         582,575
Gross profit                              1,441,123          960,748                4,683,147       3,023,999
Operating expenses:
   Research and development
     (2004 excludes amortization
     of deferred compensation of
     $82,772)                               651,377          584,622                2,437,880       2,595,022
   Sales and marketing (2004
     excludes amortization of
     deferred compensation of
     $11,895)                               219,014          294,988                1,007,338       1,203,310
   General and administrative
     (2004 excludes amortization
     of deferred compensation of
     $161,788)                              365,260          288,697                1,334,639       1,139,699
   Amortization of deferred
     compensation                           247,155            -                      256,455            -
   Patent litigation expense                      -        1,300,000                    -           1,300,000
Total operating expenses                  1,482,806        2,468,307                5,036,312       6,238,031
Income (loss) from operations               (41,683)      (1,507,559)                (353,165)     (3,214,032)
Other income (expense)                      (18,997)          15,361                    9,526          94,910
Net loss                                $   (60,680)     $(1,492,198)             $  (343,639)    $(3,119,122)
Net loss per share                      $       .00      $     (.08)              $      (.01)    $      (.17)
Weighted average number of
common shares                            41,165,711       17,831,479               36,970,882      17,831,479

                        SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
                                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  AS OF DECEMBER 31, 2004 AND DECEMBER 31, 2003


         ASSETS                                                              December 31,           December 31,
                                                                                 2004                   2003
                                                                         ------------------    ------------------
Current assets:
   Cash and cash equivalents                                             $        1,571,926    $        2,405,626
   Accounts receivable                                                            1,228,647               727,615
   Inventory                                                                        286,577               199,044
   Prepaid expenses and other                                                       146,924               167,727
                                                                         ------------------    ------------------
     Total current assets                                                         3,234,074             3,500,012
                                                                         ------------------    ------------------

Property and equipment, net                                                         447,907               359,525

Intangible assets, net                                                              261,115                235,585

Other assets                                                                        114,633                27,000
                                                                         ------------------    ------------------
                                                                         $        4,057,729    $        4,090,175
                                                                         ==================    ==================

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                                      $        1,803,484    $          229,122

Accrual for patent litigation expenses, net of current portion                            -               641,365

Deferred revenue, net of current portion                                             77,500               371,349

Deferred rent                                                                        10,797                11,929
                                                                         ------------------    ------------------

     Total liabilities                                                            1,891,781             3,018,200
                                                                         ------------------    ------------------

Stockholders' equity:
   Preferred stock, $.001 par value; 30,000,000 shares authorized,
     0 and 21,861,369 shares Series A outstanding, respectively                           -                21,861
   Common stock, $.02 par value; 70,000,000 shares authorized,
     44,457,995 and 17,831,479 shares issued and outstanding,
     respectively                                                                   889,160               356,630
   Additional paid-in capital                                                    42,007,866            37,502,557
   Deferred compensation                                                         (3,578,366)                  -
   Accumulated deficit                                                          (37,152,712)          (36,809,073)
                                                                         ------------------    ------------------
     Total stockholders' equity                                                   2,165,948             1,071,975
                                                                         ------------------    ------------------
                                                                         $        4,057,729    $        4,090,175
                                                                         ==================    ==================